EXHIBIT 10.1

SETTLEMENT AND RELEASE AGREEMENT

This settlement and release agreement (this “Agreement”) is made and entered into as of June 19, 2019, by and between Body and Mind Inc., a Nevada corporation (“BaM”), BAM’s subsidiaries, NMG Long Beach, LLC, a California limited liability company (“NMG LB”) and NMG San Diego, LLC, a California limited liability company (“NMG SD”) on one hand, and Green Light District Holdings, Inc., a Delaware corporation (“GLDH”), The Airport Collective Inc., a California non-profit mutual benefit corporation (“Airport”), David Barakett, an individual (“Mr. Barakett”) (GLDH, Airport, and Mr., Barakett shall collectively be referred to as, the “Barakett Parties”) and SGSD, LLC, a Nevada limited liability company (“SGSD”) on the other hand. Collectively, the aforementioned Parties shall be referred to herein as the “Parties” or individually as a “Party.”

WHEREAS, BaM, GLDH and Mr. Barakett previously entered into a Binding Interim Agreement dated November 28, 2018 (as amended from time to time, collectively with the documents and agreements referenced therein, or delivered in connection therewith, the “Existing Agreement”);

WHEREAS, BaM, GLDH and Mr. Barakett desire to restructure the Existing Agreement and enter into a mutual release of any and all claims related to the Existing Agreement;

WHEREAS, as part of this Agreement, the Parties desire to enter into various other Agreements contemporaneous herewith as set forth herein, which shall replace and supersede the Existing Agreement;

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is hereby agreed as follows:

1. Transaction Documents. As part of this Agreement, the Parties (as applicable) have agreed to contemporaneously enter into/deliver the following documents in accordance with the terms and conditions set forth herein (hereinafter, the “Transaction Documents”):

a. Amended and Restated Convertible Note and General Security Agreement. BaM and the Barakett Parties shall enter into the loan documents attached hereto as Exhibit A (the “Loan Documents”);

b. Airport Collective Asset Purchase Agreement. Airport and NMG LB shall enter into the Asset Purchase Agreement (and all accompanying Schedules thereto) attached hereto as Exhibit B (the “Asset Purchase Agreement”);

c. San Diego Lease Assignment Agreement. SGSD shall deliver the executed First Amendment and Assignment Agreement attached hereto as Exhibit C (the “SD Lease Assignment”);

d. San Diego Operating Agreement. SGSD shall deliver the executed operating agreement for BaM’s subsidiary, NMG San Diego, LLC attached hereto as Exhibit D (the “NMG Operating Agreement”); and

e. Litigation Loan. BAM and the Barakett Parties shall enter into the Litigation Loan Agreement attached hereto as Exhibit E (the “Litigation Loan Agreement”).

2. Consideration. As consideration for the SD Lease Assignment set forth in 1(c) of this Agreement, BaM shall issue up to three (3) payments of shares as follows:

a. Payment 1. The first payment shall be Five Hundred Thousand Dollars ($500,000.00) of vested BaM shares calculated upon execution of this Agreement at the maximum discount allowed by the Canadian Stock Exchange (the “Payment 1 Shares”). Within three (3) days following the execution of this Agreement, the Payment 1 Shares shall be issued to SGSD and shall be provided to the following SGSD Members: (i) Sean Orlando as to Fifty Eight Thousand Eight Hundred Twenty Five Dollars ($58,825.00) of the Payment 1 Shares; and (ii) Milad Arab as to Four Hundred and Forty One Thousand One Hundred Seventy Six Thousand Dollars ($441,176.00) of the Payment 1 Shares, both subject to the mandatory six (6) month exchange holding period.

b. Payment 2. The second payment of shares shall be to Mr. Barakett or his designee and shall be contingent on NMG SD receiving its medical commercial cannabis retail license at 7625 Carroll Road, San Diego, California 92121 (the “SD Location”). One Million Three Hundred and Forty Thousand Five Hundred and Two (1,340,502) shares of BaM (the “Payment 2 Shares”) shares shall be disbursed to Mr. Barakett or his designee only following NMG SD receiving all licenses, permits, and authorizations required for NMG SD to conduct medical commercial cannabis retail operations at the SD Location, subject to the mandatory six (6) month exchange holding period.

c. Payment 3. The third payment of shares shall be to Mr. Barakett or his designee and shall be contingent on NMG SD receiving its adult-use commercial cannabis retail license at the SD Location. One Million Three Hundred and Forty Thousand Five Hundred and Two (1,340,502) shares of BaM (the “Payment 3 Shares”) shares shall be disbursed to Mr. Barakett or his designee only following NMG SD receiving all licenses, permits, and authorizations required for NMG SD to conduct adult-use commercial cannabis retail operations at the SD Location, subject to the mandatory six (6) month exchange holding period.

d. Failure to Obtain Retail Licenses. In the event NMG SD is unable, through no fault of the Barakett Parties, to receive its medical commercial cannabis retail license or its adult-use commercial cannabis retail license at the SD Location in accordance with the terms and conditions of this Agreement, NMG SD and BaM shall utilize best efforts to negotiate in good faith an amendment to this Agreement satisfactory to all Parties.

3. Payment for Legal Expenses. Within ten (10) days following the execution of this Agreement, BaM shall pay the legal and consulting expenses incurred by the Barakett Parties for the benefit of BaM and otherwise in facilitating this Agreement and the transactions contemplated hereby in an amount of $80,500, which represents the legal fees, consulting fees, and costs incurred since November 28, 2018 and unrelated to the litigation expenses to be covered by the Litigation Loan Agreement. If requested by BaM, the Barakett Parties shall cause counsel and consultants for the Barakett Parties to provide itemized invoices detailing the work performed and costs incurred for the benefit of BaM.

4. Final Agreement. This Agreement and the Transaction Documents represent the entire agreement between the Parties. This Agreement and the Transaction Documents shall supersede and replace the Existing Agreements and any other Agreement between the Parties, verbal or otherwise.

5. Releases.

a. Barakett Parties’ Release. Upon Closing of the Asset Purchase Agreement, the Barakett Parties and their, successors, related entities, representatives, assigns, agents, shareholders, members, directors, managers, officers employees, and attorneys (“Representatives”), and each of them, hereby releases and forever discharges BaM and the Shareholders and their respective Representatives, and each of them, of and from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action (“Claims”), in any way related to the Existing Agreement, known and unknown, which they or any person claiming or purporting to claim through him now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold, by reason of any matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done prior to the date hereof.

b. BaM’s Release. Except as expressly provided to the contrary herein, upon Closing of the Asset Purchase Agreement, BaM and its Representatives, and each of them, hereby release and forever discharge the Barakett Parties and their respective Representatives, and each of them, of and from any and all Claims related to the Existing Agreement, known and unknown, which they or any person claiming or purporting to claim through them now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold, by reason of any matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done prior to the date hereof.

c. SGSD’s Release. Upon Payment of the Payment 1 Shares to SGSD, SGSD and its Representatives and each of them, hereby releases and forever discharges NMG LB, NMG SD, BaM and the Shareholders and their respective Representatives, and each of them, of and from any and all Claims, in any way related to the SD Lease Assignment, known and unknown, which they or any person claiming or purporting to claim through him now owns or holds, or has at any time heretofore owned or held, or may at any time own or hold, by reason of any matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done prior to the date hereof.

6. Full and Final Accord. The Parties hereto intend this Agreement to be effective as a full and final accord and satisfaction and release of each and every matter hereinabove referred to. The Parties hereby acknowledge that they are familiar with Section 1542 of the Civil Code of the State of California which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release which, if known by him or her, must have materially affected his or her settlement with the debtor.”

Each Party to this Agreement waives and relinquishes any right and benefit which they have or may have under Section 1542 to the full extent that they may lawfully waive all such rights and benefits pertaining to the subject matter hereof.

7. Indemnification. Each Party agrees to indemnify and hold harmless the other Parties, and any of their Representatives, against any Claim related to the Existing Agreement (including the payment of attorneys’ fees and costs incurred, whether or not litigation to be commenced) by any person or entity that is not a party to this Agreement, which is inconsistent with this Agreement. In addition to and in no way limiting the indemnification provisions set forth in the Asset Purchase Agreement, the Parties agree that in the event the Business (as defined in the Asset Purchase Agreement) has additional liabilities not disclosed on the Transition Date (as defined in the Asset Purchase Agreement), for which BAM or its affiliates and subsidiaries are required to pay, BAM or its affiliates and subsidiaries shall have the sole option to offset any consideration owed to the Barakett Parties pursuant to the Transaction Documents by the amount of such liabilities.

8. No Litigation. Each Party agree to forever refrain and forebear from commencing, instituting or prosecuting any lawsuits, actions or other proceedings based on, arising out of or in connection with any Claim being released hereunder; and to cause to be dismissed, with prejudice, any lawsuits, actions or other proceedings that are subject to release and discharge by virtue of this Agreement.

9. Jurisdiction and Disputes. This Agreement shall be governed and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.

a. In the event of any claim arising out of or relating to any performance required under this Agreement, or the interpretation, validity or enforceability hereof (each, a “Claim”), the Parties shall use their best efforts to settle the Claim. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to the Parties. If the Claim cannot be settled through negotiation within a period of seven (7) days, the Parties agree to attempt in good faith to settle the Claim through mediation, administered by a mediator mutually agreeable to the Parties, before resorting to arbitration. If they do not reach such resolution, or an agreed upon mediator cannot be identified within a period of thirty (30) days, then upon notice by either Party to the other they shall commence arbitration as set forth below.

b. The Parties agree to submit any and all Claims, or any dispute related in any way to this Agreement and the services rendered hereunder, to binding arbitration before JAMS. The arbitration shall be held in accordance with the JAMS then-current Streamlined Arbitration Rules & Procedures (and no other JAMS rules), which currently are available at: http://www.jamsadr.com/rules-streamlined-arbitration. The arbitrator shall be either a retired judge, or an attorney who is experienced in commercial contracts and licensed to practice law in California, selected pursuant to the JAMS rules. The Parties expressly agree that any arbitration shall be conducted in Each Party understands and agrees that by signing this Agreement, such Party is waiving the right to a jury. The arbitrator shall apply California substantive law in the adjudication of all Claims. Notwithstanding the foregoing, either Party may apply to the Superior Courts located in Los Angeles County, California for a provisional remedy, including but not limited to a temporary restraining order or a preliminary injunction. The application for or enforcement of any provisional remedy by a Party shall not operate as a waiver of the agreement to submit a dispute to binding arbitration pursuant to this provision. In no event shall a Claim be adjudicated in Federal District Court. In the event that either Party commences a Claim in Federal District Court or moves to remove such action to Federal District Court, the Parties hereby mutually agree to stipulate to a dismissal of such Federal Claim with prejudice. After a demand for arbitration has been filed and served, the Parties may engage in reasonable discovery in the form of requests for documents, interrogatories, requests for admission, and depositions. The arbitrator shall resolve any disputes concerning discovery. The arbitrator shall award costs and reasonable attorneys’ fees to the prevailing Party, as determined by the arbitrator, to the extent permitted by California law. The arbitrator’s decision shall be final and binding upon the Parties. The arbitrator’s decision shall include the arbitrator’s findings of fact and conclusions of law and shall be issued in writing within thirty (30) days of the commencement of the arbitration proceedings. The prevailing Party may submit the arbitrator’s decision to Superior Courts located in Los Angeles County for an entry of judgment thereon.

10. Miscellaneous.

a. This Agreement is intended by the Parties as the final expression of their Agreement and understanding with respect to the subject matter hereof, and as a complete and exclusive statement of the provisions thereof. This Agreement supersedes any and all prior or contemporaneous agreements and understandings.

b. The Parties hereto shall execute any further documents reasonably necessary to effectuate the terms of this Agreement.

c. Each Party hereto acknowledges and agrees that no Party hereto, nor any Representative for such Party, has made any promise, representation or warranty, express, implied or statutory, not contained herein concerning the subject matter hereof to induce the other to execute this agreement.

d. Each Party has read and understands this Agreement and mutually warrants and represents that each has been given the opportunity to be represented by independent counsel of his/her own choice in the negotiation and execution of this Agreement, that each Party hereto is fully informed as to each and every matter contained herein and that this agreement is executed voluntarily and without duress or undue influence on the part or on behalf of any Party hereto.

[signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this agreement as of the day and year first above written.

Body and Mind Inc.

(“BaM”)

By: /s/ Lenoard Clough

Name: Leonard Clough

Title: Authorized Signatory

Dated: June 20, 2019

The Airport Collective Inc.

(“Airport”)

By: /s/ David Barakett

Name: David Barakett

Title: Authorized Signatory

Dated: June 20, 2019

Green Light District Holdings, Inc. (“GLDH”)

By: /s/ David Barakett

Name: David Barakett

Title: Authorized Signatory

Dated: June 20, 2019

SGSD, LLC

(“SGSD”)

By: /s/ David Barakett

Name: David Barakett

Title: Authorized Signatory

Dated: June 20, 2019

David Barakett

(“Barakett”)

/s/ Daivd Barakett

Name: David Barakett

Dated: June 20, 2019

EXHIBIT A

LOAN DOCUMENTS

EXHIBIT B

ASSET PURCHASE AGREEMENT

EXHIBIT C

SD LEASE ASSIGNMENT

EXHIBIT D

NMG SD OPERATING AGREEMENT

EXHIBIT E

LITIGATION LOAN AGREEMENT